Exhibit 99.3

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Publishes Inaugural ESG and Climate Risk Report
TULSA, OK - February 22, 2021 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today published its inaugural ESG and Climate Risk Report, covering data for 2019 operations. The report and data tables are available on the Company’s website at www.laredopetro.com, under the tab for “Sustainability.”
Report Highlights
•Establishment of key emissions reduction targets: a 20% reduction in GHG intensity by 2025, zero routine flaring by 2025 and a reduction of methane emissions to less than 0.20% of produced natural gas by 2025
•Reporting standards and frameworks aligned with the Sustainability Accounting Standards Board ("SASB"), the Task Force on Climate-related Financial Disclosures ("TCFD") and the International Petroleum Industry Environmental Conservation Association ("IPIECA")
•Combined Scope 1 and 2 emissions intensity already below the Oil and Gas Climate Initiative ("OGCI") 2025 carbon intensity targets, which are aligned with Paris Agreement goals
•Demonstrated commitment to Board diversity with women and minority directors comprising 45% of the Board
•Embedded safety culture reflected by 2019 employee total recordable incident rate of 0.37 from one employee recordable incident during the year
"I am extremely proud of Laredo’s inaugural ESG and Climate Risk Report," stated Jason Pigott, President and CEO. "Doing the right thing is deeply ingrained in our culture and this report reflects that philosophy. While we are pleased with our results to date, we are always working to improve. We committed to making further progress on reducing emissions and reporting our results in alignment with leading reporting standards and frameworks. Laredo’s future as an innovative, sustainable energy producer is bright and I look forward to issuing our next ESG and Climate Risk Report by the end of 2021."

About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”), the outbreak of disease, such as the coronavirus (“COVID-19”) pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2019, Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com
2